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                                                                     EXHIBIT (P)


                         CODE OF ETHICS FOR OPERATION OF
                       MONY SERIES FUND, INC. (THE "FUND")

                                FEBRUARY 2, 2000

         This Code of Ethics is intended to be a statement regarding the general fiduciary principles that govern personal investment activities of individuals who are access persons of MONY Series Fund, Inc. The following principles, in conjunction with the Code of Ethics, have been established and adopted by the Board of Directors: (1) that the Fund and its access persons as fiduciaries have a duty to place the interests of the shareholders first; (2) that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) that no personnel of the Fund shall take inappropriate advantage of their positions.

         The principles and Code of Ethics have been established to ensure that the Fund meets the highest standards of ethical conduct mandated by the securities industry.

1.       Definitions

         (a)      "Fund" means MONY Series Fund, Inc.

         (b)      "Portfolio" means any portfolio of the Fund then in operation.

         (c) "Access person" means a director, trustee, officer, or investment person of the Fund included within the definition of the term "access person" as such term is defined in accordance with the Investment Company Act of 1940 and the Regulations promulgated thereunder.

         (d) "Investment person" means any person who performs functions on behalf of the Fund and who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchase or sales and any natural person who controls the Fund and obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

         (e) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         (f) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

         (g)      "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

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         (h)      "Disinterested person" means a director or trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

         (i) "Purchase or sale of a security" includes, inter alia, the writing of an option to purchase or sell a security.

         (j) "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as designated by the Board of Directors of the Fund.

         (k) "Instruments other than securities" shall mean investment instruments including, but not limited to, commodities and property related in value to the Fund's portfolio securities.

2.       Exempted Transactions

         The prohibitions of Section 3 of this Code shall not apply to:

         (a) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

         (b) Purchases or sales of securities which are not eligible for purchase or sale by the Fund.

         (c) Purchases or sales which are not volitional on the part of either the access person or the Fund.

         (d) Purchases which are part of an automatic dividend reinvestment plan.

         (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights were so acquired.

         (f) Purchases or sales which receive the prior approval of the Board of Directors of the Fund because they are only remotely potentially harmful to the Fund, because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Fund.

3.       Prohibited Purchases and Sales

         (a) No access person shall purchase or sell, directly or indirectly, any security or instrument in which he/she has, or by reason of such transactions acquires, direct or indirect beneficial ownership if to his/her knowledge such sale and purchase or purchase and sale occurs on a day during which the Fund has a pending "buy" or "sell" order in that same security until the order is executed; and no investment

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                  person shall purchase or sell, directly or indirectly, any security or instrument fewer than seven (7) calendar days before or after the Portfolio that he/she manages trades in that security.

         (b) No investment person shall profit in the purchase and sale, or the sale and purchase, directly or indirectly, of the same (or equivalent) securities within 60 calendar days of the Fund. Any profits realized on such short-term trades shall be required to be disgorged.

         (c) No investment person shall purchase or sell, directly or indirectly, any securities in an initial public offering.

         (d) No investment person shall purchase, without written prior approval of the Fund's Secretary or Counsel, any securities in a private placement. Approval shall be based upon factors such as whether the opportunity to invest should be afforded to the Fund and whether the opportunity is being offered to the access person by virtue of his/her position with the Fund. Investment persons who have been authorized to acquire securities in a private placement should be required to disclose the investment when they play any part in the Fund's subsequent consideration of an investment in the issuer, and any decision to purchase securities of the issuer should be subject to an independent review of personnel with no personal interest in the issuer.

         (e) No access person shall, directly or indirectly, purchase or sell securities where his/her decision is influenced by material inside information.

         (f) No access person shall disclose material inside information or furnish investment advice or information to any person where the advice or information is based upon or influenced by such material inside information. Access persons who have any doubt concerning whether particular information he/she acquires is "inside" or "material" should consult with the Secretary of the Fund prior to using such information in any manner herein proscribed. The Secretary may consult with Counsel on matters which he deems necessary.

         (g) No access person shall attempt to cause the Fund to purchase, sell or hold a security or instrument already held by such access person, in order to create a personal benefit in the value of the security or instrument so held by such access person.

4.       Reporting

         (a) Every access person required to report under Rule 17j-1 of the Investment Company Act of 1940 shall report to the Fund the information described in Section 4(c) of this Code of Ethics with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in such security; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person has no direct or indirect influence or control.
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         (b)      A disinterested director of the Fund need only report a
                  transaction in a security if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his/her official duties as a director of the Fund, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, such security was purchased or sold by the Fund or its investment adviser for purchase or sale by the Fund.

         (c) Every report shall be made not later than ten (10) days after a person becomes an access person and not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                  Initial Holdings Report

                  (i) the title, number of shares and principal amount of each security held as of the date the person became an access person;

                  (ii) the name of the broker, dealer or bank with whom any securities were held as of the date the person became an access person; and

                  (iii)    the date that the report is submitted.

                  Quarterly Transaction Reports

                  (i) the date of the transaction, the title, interest rate and maturity date (if applicable), and the number of shares, and the principal amount of each security involved;

                  (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (iii)    the price at which the transaction was effected; and

                  (iv) the name of the broker, dealer or bank with whom an account was established and the date the account was established, and with or through whom the transaction was effected; and

                  (v)      the date that the report is submitted.

                  Annual Holdings Report

                  (i) information must be current as of a date no more than 30 days before the report is submitted;

                  (ii) the title, number of shares and principal amount of each security held as of the date the person became an access person;

                  (iii) the name of any broker, dealer or bank with whom securities are held; and

                  (iv)     the date the report is submitted.
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         (d)      Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the security to which the report relates.

         (e) Investment persons shall disclose all personal securities holdings upon commencement of employment.

         (f) An access person who becomes aware of any securities transactions to be executed by an investment adviser or sub-investment adviser to the Fund within fifteen (15) days immediately preceding or following the date on which any such transaction is executed on behalf of the Fund, or that any such transaction is under consideration, shall report, within twenty (20) days following such date, to the Secretary, or to a person designated by the Secretary or the Board of Directors of the Fund, all securities transactions engaged in by such access person during the sixty (60) days immediately preceding the date on which such access person first became aware of such transaction and shall report any securities transactions engaged in by such access person during the remainder of the month in which such access person became aware of such transaction and during the succeeding three calendar months to the Secretary, or to a person designed by the Secretary or the Board of Directors of the Fund.

5.       Gifts

         No Investment person shall receive any gift or item of more than de minimus value from any person or entity that does business with or on behalf of the Fund.

6.       Service as Director

         No Investment person shall serve on the boards of directors of publicly traded companies, absent prior authorization of the Secretary or Counsel of the Fund, based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders. Should approval for board service be granted, Investment persons shall be isolated through "Chinese walls" or other procedures from making investment decisions relating to securities associated or affiliated with the entity for which the Investment person serves as director.

7.       Other Prohibited Transactions

         (a) Where the Fund is contemplating investing in, lending to, or purchasing supplies or services from any company or any subsidiary thereof or organization in which an access person, his/her spouse or any minor child is known to have a financial interest of more than 3% of the outstanding equity or debt of such company, before the transaction is consummated the Secretary of the Fund shall first be consulted regarding whether or not the transaction will constitute a conflict of interest or otherwise not be in the best interests of the Fund, the access person or the shareholders of the Fund. The Secretary may consult with Counsel on matters which he deems necessary.

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         (b)      Except for services provided under the Services Agreement
                  between MONY Life Insurance Company and MONY Life Insurance Company of America, the Fund's investment adviser, and the Underwriting Agreements between MONY Life Insurance Company, MONY Life Insurance Company of America and MONY Securities Corporation, as principal underwriter, where the Fund is contemplating investing in, lending to, or purchasing supplies or services from any company or any subsidiary thereof or organization in which an access person, his/her spouse or any minor child is known to be an officer or director, or to serve in a managerial position, before the transaction is consummated the Secretary of the Fund, shall first be consulted regarding whether or not the transaction will constitute a conflict of interest or otherwise not be in the best interests of the Fund, the access person or the shareholders. The Secretary may consult with Counsel on matters which he deems necessary.

         (c) The Fund shall not knowingly invest in nor lend to any company or any subsidiary thereof or organization in which an access person has a financial interest of more than 5% of the outstanding equity or debt of said company.

         (d) The Fund shall not make, directly or indirectly, any loan to any access person.

8.       Applicability

         The principles and guidelines set forth herein shall apply with equal force to members of the immediate families of access persons.

9.       Review of Code of Ethics Compliance

         (a) An annual report to the Board of Directors shall be prepared by the Secretary of the Fund which:

                  (i) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

                  (ii) identifies any violations requiring significant remedial action during the past year;

                  (iii) certifies that the Fund investment adviser and principal underwriter has adopted procedures reasonably necessary to prevent access persons from violating the code; and

                  (iv) identifies any recommended changes in existing restrictions or procedures based upon the Fund's experience under its Code of Ethics, evolving industry practices, or developments in applicable laws or regulations.

         (b) The officers of the Fund shall require that each investment adviser or sub-investment adviser to the Fund comply with this Code of Ethics and report not less frequently than once per year that all access persons of such investment adviser or sub-investment adviser are in compliance with this Code of Ethics. The officers of the Fund shall also require that each investment adviser or sub-investment adviser report any violations of the Code to the Secretary of the Fund.
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10.      Sanctions

         Upon discovering a violation of this Code of Ethics, the Board of Directors of the Fund may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure or suspension or termination of the employment of the violator.

11.      Amendments to the Code of Ethics

         The Board of Directors of the Fund, including a majority of directors who are not interested persons, must approve any material changes to this Code of Ethics.